AMENDMENT AGREEMENT

This Amendment Agreement (this “Agreement”) shall be effective as of August 6, 2009 (the “Effective Date”), by and among Genta Incorporated, a Delaware corporation (the “Company”), and the undersigned parties whose names are set forth on Exhibit A attached hereto (each a “Holder” and collectively the “Holders”).  Capitalized terms used but not defined herein shall have the meanings given to such terms in the April 2009 Consent Agreement and/or the July 2009 Consent Agreement.

Whereas, in July 2009, in order to facilitate the consummation of one or more financing transactions, which could have included private placements or public offerings, under which the Company desired to raise an aggregate in all such transactions of up to $10,000,000 through the sale of securities consisting of (i) up to $7,000,000 in principal amount of July 2009 Notes, (ii) up to $3,000,000 of common stock of the Company (the “Common Stock”) and (iii) related warrants (the “Financing”), on the terms set forth in that certain Securities Purchase Agreement dated as of July 7, 2009, by and among the Company and the Purchasers listed on Exhibit A thereto (the “Purchase Agreement”), the parties entered into the July 2009 Consent Agreement;

Whereas, the Company and the Holders desire to extend the date of the additional closing under the Purchase Agreement to, among other things, allow the Company additional time to complete the public offering referenced in Section 1.2(b) of the Purchase Agreement; and

Whereas, the undersigned Holders represent the required threshold to amend the provisions of each of the agreements referenced below.

Now, Therefore, in consideration of the premises and mutual covenants herein below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Definitions.

(a)           “July 2009 Consent Agreement” means that certain Consent and Amendment Agreement dated as of July 6, 2009, among the Company and the Purchasers listed on Exhibit A thereto.

(b)           “July 2009 Purchase Agreement” means that certain Securities Purchase Agreement dated as of July 7, 2009, by and among the Company and the Purchasers listed on Exhibit A thereto.

(c)           “Notes” means the 2008 Notes, the April 2009 Notes and the July 2009 Notes.

(d)           “Registration Rights Agreement” means that certain Registration Rights Agreement dated as of July 7, 2009, by and among the Company and the Buyers listed on Schedule I attached thereto.

2.           Amendment to the July 2009 Notes.

The Company and the undersigned Holders representing at least two-thirds of the currently outstanding principal amount of the July 2009 Notes hereby amend each of the July 2009 Notes by deleting the definition of “Mandatory Conversion Date” in the third sentence of Section 3.1(b) and replacing such sentence with the following:

“As used herein, a “Mandatory Conversion Date” shall be a date, any time after January 1, 2010, on which the Daily VWAP equals or has exceeded $0.50 (as appropriately adjusted for stock splits, stock dividends, reorganizations, recapitalizations, stock combinations and the like) for each of the ten (10) consecutive prior Trading Days ending on the Trading Day immediately prior to such date; provided, that the Equity Conditions shall have been satisfied and the Common Stock shall have been Tradable on each Trading Day during the period beginning on the first day of such ten (10) day period and ending on the date of the delivery of such shares of Common Stock pursuant to the mandatory conversion.”

3.           Amendment to the July 2009 Consent Agreement.

The Company and the undersigned Holders representing the Holders of at least two-thirds of the currently outstanding and unexercised Purchase Rights (as defined in the April 2009 Consent Agreement) and the currently outstanding principal amount of New Notes (as defined in the April 2009 Consent Agreement) issued upon exercise of the Purchase Rights (together, as one class) hereby amend the July 2009 Consent Agreement as follows:

(a)           The first recital is hereby deleted in its entirety and replaced with the following:

“Whereas, in order to facilitate the consummation of one or more financing transactions, which may include private placements or public offerings, under which the Company desires to raise an aggregate in all such transactions of up to $13,000,000 through the sale of securities consisting of (i) up to $9,100,000 in principal amount of Senior Unsecured Convertible Notes (the “July 2009 Notes”), (ii) up to $3,900,000 of common stock of the Company (the “Common Stock”) and (iii) related warrants (the “Financing”), on substantially the terms described in that certain term sheet attached hereto as Exhibit B (the “Term Sheet”), the parties desire to enter into this Agreement; and”

(b)           The reference to “aggregate amount of $7,000,000” in Section 1(d) is hereby replaced with “aggregate amount of at least $7,000,000”.

(c)           The second sentence of Section 2 is hereby deleted in its entirety and replaced with the following:

“The Company hereby agrees that prior to the consummation of the period expiring fourteen (14) days after the date on which the Company publicly releases detailed quantitative results regarding the primary assessment of progression-free survival, one of the co-primary endpoints of a Phase 3 trial of Genasense® plus chemotherapy in patients with advanced melanoma, which the Company refers to as AGENDA, without first obtaining the consent of at least two-thirds of the currently outstanding and unexercised Purchase Rights and the currently outstanding principal amount of New Notes issued upon exercise of the Purchase Rights (together, as one class), the Company shall not close or publicly announce its entry into any debt or equity financing or any other capital raising transaction or transactions with any person, other than the Financing.”

(d)           Section 4 is hereby deleted in its entirety and replaced with the following:

“4.           Covenants of the Holders.  Each Holder of a 2008 Note, and each Holder of an April 2009 Note, hereby agrees that, any time after January 1, 2010, such Holder will convert all 2008 Notes held by such Holder and all 2009 Notes held by such Holder into shares of Common Stock, including any PIK Notes, and any 2008 Notes or 2009 Notes issuable upon exercise of any Purchase Options, Purchase Rights and any other right to acquire 2008 Notes or 2009 Notes on or before the fifth Trading Day following the receipt by such Holder of the written request of the Company (the “Conversion Notice”) in the event that on the date that the Conversion Notice is sent by the Company, the Daily VWAP has exceeded $0.50 (which shall be appropriately adjusted for any stock splits, stock dividends, reorganizations, recapitalizations, stock combinations and the like) for each of the ten (10) consecutive prior Trading Days ending on the Trading Day immediately prior to such date; provided that the Equity Conditions (as defined in the April 2009 Notes) shall have been satisfied and the Common Stock shall have been Tradable (as defined in the Notes) on each Trading Day during the period beginning on the first day of such ten (10) day period and ending on the date of the delivery of such shares of Common Stock pursuant to such conversion.”

4.           Amendment to the July 2009 Purchase Agreement.

The Company and the undersigned Holders representing the Purchasers (as defined in the July 2009 Purchase Agreement) currently holding at least 66 2/3% of the principal amount of the July 2009 Notes currently outstanding hereby amend Section 1.2(b) of the July 2009 Purchase Agreement to replace the date “August 6, 2009” with “August 24, 2009”.

5.           Amendment to the Registration Rights Agreement.

The Company and the undersigned Holders representing the Buyers (as defined in the Registration Rights Agreement) who currently hold at least two-thirds of the Registrable Securities (as defined in the Registration Rights Agreement), hereby amend the Registration Rights Agreement as follows:

(a)           The first sentence of recital A is hereby amended by adding the text “, as amended,” after the word “herewith” and before the parenthetical “(the “Securities Purchase Agreement”)”.

(b)           Section 1(a) is hereby deleted in its entirety and replaced with the following:

“Additional Filing Deadline” means, the filing of a Registration Statement hereunder, on or prior to the 30th calendar day following the Additional Closing.”

(c)           Section 1(d) is hereby deleted in its entirety and replaced with the following:

“Initial Filing Deadline” means, with respect to the initial Registration Statement required hereunder, the earlier of (i) August 24, 2009 and (ii) two business days after the Expiration Date.”

(d)           A new Section 2(d) is hereby added as follows:

“In the event that the Expiration Date occurs prior to the Additional Closing, this Agreement shall automatically terminate and be of no further force and effect on the Expiration Date.”

6.           Outstanding Notes and Purchase Rights.  Each undersigned Holder represents and warrants that as of the Effective Date, such Holder holds the Notes and Purchase Rights in the principal amounts set forth on such Holder’s signature page hereto.

7.           Specific Performance; Consent to Jurisdiction; Venue.

(a)           The Company and the Holders acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof without the requirement of posting a bond or providing any other security, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)           The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company and each Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7(b) shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Holders hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the this Agreement or the other Transaction Documents, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.

8.           Entire Agreement; Amendment. This Agreement contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor any Holder make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Holders of at least two-thirds of the then outstanding and unexercised Purchase Rights and the then outstanding principal amount of New Notes issued upon exercise of the Purchase Rights (together, as one class).  The Holders acknowledge that any amendment or waiver effected in accordance with this section shall be binding upon each Holder (and their permitted assigns) and the Company, including, without limitation, an amendment or waiver that has an adverse effect on any or all Holders.  Except as amended herein, the July 2009 Consent Agreement shall remain in full force and effect.

9.           Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company or its Subsidiaries:	Genta Incorporated 200 Connell Drive Berkeley Heights, NJ 07922
Attention: Raymond P. Warrell, Jr., M.D.
Telephone No.: (908) 286-9800
Telecopy No.: (908) 286-3966

with copies to:	Morgan, Lewis & Bockius LLP 502 Carnegie Center Princeton, NJ 08540
Attention: Emilio Ragosa
Telephone No.: (609) 919-6633
Telecopy No.: (609) 919-6701

If to any Holder:	At the address of such Holder set forth on Exhibit A to this Agreement, with copies to Holder’s counsel as set forth on Exhibit A or as specified in writing by such Holder, with a copy to:

With a copy to:	Cooley Godward Kronish LLP
4401 Eastgate Mall
San Diego, CA 92121
Attention: Ethan Christensen
Telephone No.: (858) 550-6076
Telecopy No.: (858) 550-6420

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

10.           Waivers. No waiver by a party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

11.           Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

12.           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Holders may assign the rights under this Agreement without the consent of the Company.

13.           No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

14.           Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

15.           Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

16.           Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Holders without the consent of the Holders, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, the Holders consent to being identified in any filings the Company makes with the SEC to the extent required by law or the rules and regulations of the SEC.

17.           Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

18.           Further Assurances. From and after the date of this Agreement, upon the request of the Holders or the Company, the Company and each Holder shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

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In Witness Whereof, the parties have caused this Amendment Agreement to be executed as of the Effective Date.

GENTA INCORPORATED
By:
Name:	Raymond P. Warrell, Jr., M.D.
Title:	Chairman and Chief Executive Officer

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[HOLDER SIGNATURE PAGES TO AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Holder:________________________________________________

Fax Number of Holder: ________________________________________________

Principal Amount of Purchase Rights Currently Held:

Principal Amount of 2008 Notes Currently Held:

Principal Amount of April 2009 Notes Currently Held:

Principal amount of July 2009 Notes Currently Held:

Address for Notice of Holder:

Address for Delivery of Securities for Holder (if not same as address for notice):

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Exhibit A
Holders

Tang Capital Partners, LP
667-2 (Baker)
667-1 (Baker)
14159, L.P. (Baker)
Baker Brothers Life Sciences, L.P.
Cat Trail Private Equity Fund LLC
Boxer Capital LLC (Tavistock)
Arcus Ventures Fund
Rodman and Renshaw LLC
Rockmore Investment Master Fund Ltd.
BAM Opportunity Fund LP
Cranshire Capital LP
RRC Biofund LP
Raymond P. Warrell, Jr.
Loretta M. Itri